                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                         Magainin Pharmaceuticals Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                         MAGAININ PHARMACEUTICALS INC.
                               5110 CAMPUS DRIVE
                           PLYMOUTH MEETING, PA 19462
                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 1998
                            ------------------------

TO THE STOCKHOLDERS OF
MAGAININ PHARMACEUTICALS INC.:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of MAGAININ PHARMACEUTICALS INC. (the "Company" or "Magainin") will be held at the DoubleTree Guest Suites Hotel, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462 on May 13, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect nine directors;

     2. To approve the adoption of the Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on March 17, 1998 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on March 17, 1998 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462.

                                          By order of the board of directors,

                                          MICHAEL R. DOUGHERTY
                                          Secretary

Plymouth Meeting, Pennsylvania
March 27, 1998

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                         MAGAININ PHARMACEUTICALS INC.
                               5110 CAMPUS DRIVE
                           PLYMOUTH MEETING, PA 19462
                            ------------------------

                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1998
                            ------------------------

     This proxy statement and the accompanying form of proxy are being mailed on or about March 27, 1998 to the stockholders of Magainin Pharmaceuticals Inc. (the "Company" or "Magainin"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the DoubleTree Guest Suites Hotel, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462 on May 13, 1998, at 10:00 a.m., local time, and at any adjournments thereof.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon (i) the election of nine directors and (ii) approval of the adoption of the Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan (the "1998 Equity Compensation Plan").

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company has also retained the services of MacKenzie Partners, Inc. as the Company's proxy solicitation agent for the Annual Meeting, at a cost of approximately $6,000, which will be borne by the Company. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, is being mailed to stockholders with this proxy statement, but does not constitute a part of this proxy statement. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, is available without charge upon written request to Investor Relations, Magainin Pharmaceuticals Inc., 5110 Campus Drive, Plymouth Meeting, PA, 19462.

                             VOTING AT THE MEETING

     Holders of record of shares of the Company's Common Stock at the close of business on March 17, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 22,105,130 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. With regard to the election of directors, votes may be cast in favor of a director nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

     The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the 1998 Equity Compensation Plan. Abstentions may be specified on the proposal to approve the 1998 Equity Compensation Plan. Such abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve the 1998 Equity Compensation Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     The Company believes that brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of directors, if they have not received instructions from the beneficial owner; however, the Company does not believe that brokers have the right to vote these shares with respect to the approval of the 1998 Equity Compensation Plan if they have not received such instructions. A failure by brokers to vote those shares will have no effect in the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast. A failure by brokers to vote those shares with respect to the proposal to approve the 1998 Equity Compensation Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The board of directors of the Company consists of such number of directors as is fixed from time to time by resolution adopted by the board of directors. At the Annual Meeting, nine directors are to be elected. The term of office for each director elected at the Annual Meeting will expire at the Company's 1999 Annual Meeting of Stockholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

     The board of directors, upon the recommendation of the Nominating Committee, has nominated Jay Moorin, Dr. Michael A. Zasloff, Dr. Bernard Canavan, Michael R. Dougherty, Dr. Zola P. Horovitz, Dr. Roy C. Levitt, Dr. Charles A. Sanders, Robert F. Shapiro, and Dr. James B. Wyngaarden for election as directors of the Company to serve until the 1999 Annual Meeting of Stockholders. All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW.
                            ------------------------

                             NOMINEES FOR ELECTION
                            ------------------------

                                          YEAR FIRST
                                            BECAME
         NAME OF DIRECTOR           AGE    DIRECTOR    PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
         ----------------           ---   ----------   ----------------------------------------------------------------------
Jay Moorin........................  46       1991      Mr. Moorin has served as President and Chief Executive Officer of the
                                                       Company since 1991. In July 1996, Mr. Moorin was appointed Chairman of the Board. Prior to joining the Company, Mr. Moorin served as a
                                                       Managing Director at Bear, Stearns & Co., Inc. ("Bear, Stearns") and
                                                       was responsible for health care investment banking and other services to the pharmaceutical and distribution industry. Mr. Moorin was employed in other capacities by Bear, Stearns from 1988 to 1990. From
                                                       1983 to 1988, Mr. Moorin was employed by E. R. Squibb & Co., Inc.
                                                       ("Squibb") as its first Corporate National Accounts Director and subsequently as Business Area Director and Vice President of Marketing
                                                       and Business Development at SquibbMark, a division of Squibb. Mr.
                                                       Moorin is a director of SunPharm Corporation and a special adjunct senior fellow of the Leonard Davis Institute of Health Economics of the University of Pennsylvania.

                                          YEAR FIRST
                                            BECAME
         NAME OF DIRECTOR           AGE    DIRECTOR    PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
         ----------------           ---   ----------   ----------------------------------------------------------------------
Michael A. Zasloff, M.D.,
  Ph.D. ..........................  52       1988      Dr. Zasloff has served as Executive Vice President of the Company and
                                                       President of the Magainin Research Institute, an internal division of the Company, since July 1992. In July 1996, Dr. Zasloff was appointed
                                                       Vice Chairman of the Board. From 1988 until Dr. Zasloff joined the
                                                       Company on a full-time basis in July 1992, Dr. Zasloff was the
                                                       Company's Chief Scientific Advisor and served as the Charles E.H.
                                                       Upham Professor, Department of Pediatrics and Genetics, at the
                                                       University of Pennsylvania School of Medicine, and Chief, Division of
                                                       Human Genetics and Molecular Biology, at the Children's Hospital of
                                                       Philadelphia. From 1982 until 1988, Dr. Zasloff was Chief, Human
                                                       Genetics Branch, National Institutes of Child Health and Human
                                                       Development, at the National Institutes of Health. Dr. Zasloff
                                                       currently also serves as Adjunct Professor, Department of Human
                                                       Genetics and Orthopedics, at the University of Pennsylvania School of
                                                       Medicine.
Bernard Canavan, M.D..............  62       1994      Dr. Canavan has served as a director of the Company since 1994. Dr.
                                                       Canavan was employed by American Home Products Corporation for over twenty-five years until his retirement in January 1994. From June 1990 until January 1994, he was President of American Home Products
                                                       Corporation and was responsible for all operations, including its pharmaceutical businesses worldwide. Previously, Dr. Canavan was
                                                       Chairman and Chief Executive Officer of American Home Products
                                                       Corporation's pharmaceutical company, Wyeth-Ayerst Laboratories. Dr.
                                                       Canavan is also a director of Alpha-Beta Technology, Inc., and BioChem
                                                       Pharma Inc.
Michael R. Dougherty..............  40       1997      Mr. Dougherty has served as Executive Vice President and Chief
                                                       Financial Officer of the Company since March 1995, and as a director since August 1997. From August 1993, when he joined the Company, until
                                                       March 1995, Mr. Dougherty served as Senior Vice President and Chief
                                                       Financial Officer of the Company. Prior to joining the Company, Mr.
                                                       Dougherty served in the following capacities at Centocor, Inc., a biopharmaceutical company: Senior Vice President, Chief Financial
                                                       Officer and Treasurer, from February 1992 to August 1993, Vice
                                                       President Corporate Finance from May 1990 to February 1992 and
                                                       Treasurer from June 1986 to May 1990.

                                          YEAR FIRST
                                            BECAME
         NAME OF DIRECTOR           AGE    DIRECTOR    PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
         ----------------           ---   ----------   ----------------------------------------------------------------------
Zola P. Horovitz, Ph.D. ..........  63       1995      Dr. Horovitz has served as a director of the Company since 1995. Dr.
                                                       Horovitz was employed by Bristol-Myers Squibb Company
                                                       ("Bristol-Myers") and its predecessor, Squibb Corporation, for over thirty years. At the time of his retirement in 1994, Dr. Horovitz was
                                                       Vice President of Business Development at Bristol-Myers. Dr. Horovitz
                                                       is currently a consultant to the pharmaceutical and biotechnology industry, and is a director of Avigen, Inc., Clinicor, Inc., Procept,
                                                       Inc., Synaptic Pharmaceutical Corporation, Diacrin, Inc., BioCryst
                                                       Pharmaceuticals, Inc. and Roberts Pharmaceutical Corporation.
Roy C. Levitt, M.D. ..............  44       1997      Dr. Levitt has served as Executive Vice President and the Director of the Magainin Institute of Molecular Medicine, an internal division of the Company, since joining the Company in January 1996. Dr. Levitt was appointed head of Research and Development at the Company, and a director in August 1997. Prior to joining the Company, Dr. Levitt was a faculty member at Johns Hopkins University in the Department of
                                                       Anesthesiology and Critical Care Medicine, from 1986 to 1995, in
                                                       Neurological Surgery from 1995 to 1996 and in Environmental Health
                                                       Sciences from 1988 to 1996.
Charles A. Sanders, M.D. .........  65       1996      Dr. Sanders has served as a director of the Company since September
                                                       1996. Dr. Sanders is the retired Chairman and Chief Executive Officer of Glaxo Inc., where he was employed from 1989 to 1995. Previously,
                                                       Dr. Sanders was Vice Chairman of Squibb Corporation and also served as
                                                       General Director of Massachusetts General Hospital. Dr. Sanders is a
                                                       director of Scios Inc., Vertex Pharmaceuticals Incorporated,
                                                       StaffMark, Inc., Kendle International Inc., Pharmacopeia, Inc., and
                                                       Trimeris, Inc.
Robert F. Shapiro.................  63       1996      Mr. Shapiro has served as a director of the Company since September
                                                       1996. In 1997, Mr. Shapiro joined Klingenstein, Fields and Co., LLC, an investment management firm, as Vice Chairman and Partner. Since
                                                       1988, Mr. Shapiro has also served as President of RFS & Associates,
                                                       Inc., a private investment and consulting firm. Previously, Mr.
                                                       Shapiro served as President and Co-Chairman of Wertheim Schroder &
                                                       Co., Inc. and Chairman of New Street Capital Corporation, investment banking firms. Mr. Shapiro is also a director of American Buildings
                                                       Company, The Burnham Fund, Inc., Equitable Capital Partners, L.P. and
                                                       The TJX Companies, Inc.
James B. Wyngaarden, M.D. ........  73       1996      Dr. Wyngaarden has served as a director of the Company since September
                                                       1996. From 1990 to 1994, Dr. Wyngaarden was Foreign Secretary of the
                                                       National Academy of Sciences and Institute of Medicine. Dr. Wyngaarden
                                                       previously served in several capacities, including as the Director of the National Institutes of Health. Dr. Wyngaarden is a director of
                                                       Hybridon, Inc. and Human Genome Sciences, Inc.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The board of directors of the Company met on five occasions during 1997. The Delaware General Corporation Law provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The board of directors annually elects from its members an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee. Each director attended in the aggregate at least 75% of the meetings of the board of directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

     Executive Committee. The Executive Committee may exercise, with certain exceptions, all of the authority of the board in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event that action must be taken by the board of directors at a time when convening a meeting of the entire board is not feasible. During 1997, the Executive Committee did not hold any meetings. The current members of the Executive Committee are Mr. Moorin and Dr. Horovitz.

     Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee meets at least annually with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee met once during 1997. The current members of the Audit Committee are Dr. Horovitz and Mr. Shapiro, both non-employee members of the board of directors.

     Compensation Committee. The Compensation Committee has general supervisory power over, and the power to grant options under, the Company's stock option plans. In addition, the Compensation Committee recommends to the board the compensation of the Company's Chairman, President and Chief Executive Officer, reviews and takes action on the recommendations of the Chairman, President and Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation Committee met four times during 1997. The current members of the Compensation Committee are Dr. Canavan and Dr. Sanders.

     Nominating Committee. The Nominating Committee is authorized to consider candidates for directors of the Company. It is the policy of the Nominating Committee to consider director nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to being considered as a nominee, should be sent in writing to the Nominating Committee in care of the Secretary of the Company. The Nominating Committee met two times during 1997. The current members of the Nominating Committee are Mr. Moorin and Dr. Wyngaarden.

                                 PROPOSAL NO. 2

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
          MAGAININ PHARMACEUTICALS INC. 1998 EQUITY COMPENSATION PLAN

PROPOSAL

     At the Annual Meeting, there will be presented to stockholders a proposal to approve the Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan. The board of directors has adopted the 1998 Equity Compensation Plan subject to stockholder approval. The Company believes that the 1998 Equity Compensation Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The principal terms of the 1998 Equity Compensation Plan are discussed below.

     The Company currently maintains the Magainin Pharmaceuticals Inc. 1990 Stock Option Plan and the Magainin Pharmaceuticals Inc. 1992 Stock Option Plan for the purposes set forth above. However, as of March 1, 1998, only an aggregate of 97,905 shares remained available for issuance pursuant to options granted in the future under these plans. Additional shares are necessary for the Company to effectively meet the above objectives.

     THE 1998 EQUITY COMPENSATION PLAN IS SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT. THE DESCRIPTION OF THE 1998 EQUITY COMPENSATION PLAN CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE MAGAININ PHARMACEUTICALS INC. 1998 EQUITY COMPENSATION PLAN

DESCRIPTION OF THE 1998 EQUITY COMPENSATION PLAN

     The 1998 Equity Compensation Plan provides for grants of stock options and restricted stock to selected employees (including employees who are also directors) of the Company or its subsidiaries, advisors and consultants who perform valuable services for the Company or its subsidiaries, and non-employee directors of the Company. Grants of stock options and restricted stock are referred to collectively as "Grants." The Company intends to file a registration statement on Form S-8 to register the shares of Common Stock issuable under the 1998 Equity Compensation Plan if the 1998 Equity Compensation Plan is approved by the stockholders.

     General. Subject to adjustment in certain circumstances as discussed below, and to stockholder approval of the 1998 Equity Compensation Plan, the 1998 Equity Compensation Plan authorizes up to 1,500,000 shares of Common Stock for issuance pursuant to the terms of the 1998 Equity Compensation Plan. The maximum number of shares of Common Stock that may be issued or transferred as restricted stock shall not exceed twenty-five percent (25%) of the maximum number of shares of Common Stock authorized for issuance under the 1998 Equity Compensation Plan. If and to the extent Grants under the 1998 Equity Compensation Plan expire, or are canceled, forfeited, exchanged, surrendered, or terminated for any reason without being exercised, or the shares subject to any Grant are forfeited, the shares of Common Stock subject to such Grant again will be available for grant under the 1998 Equity Compensation Plan.

     Administration of the 1998 Equity Compensation Plan. The 1998 Equity Compensation Plan is administered and interpreted by a committee (the "Committee") of the board of directors consisting of not less than two persons appointed by the board of directors from among its members, each of whom shall be an "outside director" as defined by section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and may be a "non-employee" director as defined in Rule 16b-3 under the Exchange Act. The Committee has the authority to determine (i) the persons to whom Grants may be made under the 1998 Equity Compensation Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) the resolution of any other matters arising under the 1998 Equity Compensation Plan. The Committee has full power and authority to administer and interpret the 1998 Equity Compensation Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the 1998 Equity Compensation Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The members of the Compensation Committee currently serve as this Committee. See "Proposal No. 1 -- Election of Directors -- General Information Concerning the Board of Directors and its Committees." Notwithstanding the foregoing, the board of directors may ratify or approve (and, in the case of Grants to members of the Committee, shall approve) Grants, in which case references to the "Committee" shall be deemed to include the board of directors.

     Grants. Grants under the 1998 Equity Compensation Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) nonqualified stock options that are not intended to so to qualify ("NQSOs"), or (iii) restricted stock.

     Eligibility for Participation. Grants may be made to any employees (including officers and directors) of, or advisors or consultants to, the Company or its subsidiaries and to non-employee directors of the Company. As of the date hereof, all employees (approximately 80 persons) and all directors (including 5 non-employee directors) were eligible for Grants under the 1998 Equity Compensation Plan. During any calendar year, no participant may receive Grants under the 1998 Equity Compensation Plan for more than 250,000 shares of Common Stock.

     Options. The exercise price of any ISO or NQSO granted under the 1998 Equity Compensation Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. In no event will the exercise price of a previously granted option be decreased to an amount below the fair market value of the option as of the date on which such option was granted. Nor will any option be exchanged or substituted for an option at an exercise price that is below fair market value of the exchanged or substituted option as of the date on which the exchanged or substituted option was granted. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by any other method approved by the Committee. The Committee may permit a participant to instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

     Restricted Stock. The Committee may issue shares of Common Stock to participants pursuant to the 1998 Equity Compensation Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine.

     Section 162(m). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the 1998 Equity Compensation Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The 1998 Equity Compensation Plan is intended to allow Grants to meet the requirements of "qualified performance-based compensation."

     Stock options should generally meet the requirements of "qualified performance-based compensation" if the exercise price is at least equal to the fair market value of the Common Stock on the date of grant. The

Committee may grant restricted stock that is intended to be "qualified performance-based compensation" under section 162(m) of the Code. In that event, the Committee shall establish in writing the objective performance goals that must be met and other conditions of the award before the beginning of the performance period or during a period permitted by section 162(m) of the Code. The performance goals may relate to the employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the two. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or goals relating to product development objectives. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of performance goals.

     Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Committee may grant NQSOs that allow the participant to transfer the NQSOs to, or for the benefit of, family members on such terms as the Committee deems appropriate.

     Amendment and Termination of the 1998 Equity Compensation Plan. The board of directors may amend or terminate the 1998 Equity Compensation Plan at any time; provided, however, that the board of directors may not, without stockholder approval, make any amendment that requires stockholder approval pursuant to section 422 or section 162(m) of the Code. The 1998 Equity Compensation Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the board of directors or extended by the board of directors with approval of the stockholders.

     Adjustment Provisions. In the event of certain corporate transactions identified in the 1998 Equity Compensation Plan, the Committee may appropriately adjust: (i) the maximum number of shares of Common Stock available for Grants and the individual share limits, (ii) the number of shares covered by outstanding Grants, (iii) the kind of shares issued under the 1998 Equity Compensation Plan and (iv) the price per share or market value of Grants, and such adjustments shall be effective and binding for all purposes of the 1998 Equity Compensation Plan.

     Change of Control of the Company. In the event of a change of control, unless the Committee determines otherwise, all options and restricted stock will become fully vested.

     A change of control shall occur if: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Company in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Company approve an agreement providing for (A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or where the members of the board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then-outstanding securities of the Company.

     Federal Income Tax Consequences. The current federal income tax treatment of Grants under the 1998 Equity Compensation Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the 1998 Equity Compensation Plan, and tax laws are subject to change.

Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

     A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. However, the amount of ordinary income cannot be more than the total amount of gain realized on the sale (amount received on the disqualifying disposition less the exercise price). A participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant).

     There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the 1998 Equity Compensation Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

     A participant normally will not recognize taxable income upon receiving restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. A participant will have a capital gain or loss upon subsequent disposition of the shares in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the restricted stock, if any, plus the amount of ordinary income recognized by the participant). A participant who elects to recognize ordinary compensation income in the year the restricted stock is granted will not be entitled to a corresponding tax deduction if such shares are subsequently forfeited (except with respect to any amounts paid for such shares).

     The rate at which a participant's capital gain will be taxed generally depends on how long the stock is held by the participant.

     The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under section 162(m) of the Code (see "Section 162(m)" above).

     Tax Withholding. The Company has the right to deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the 1998 Equity Compensation Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. If the Committee so permits, a participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock Grant.

     Plan Benefits. Because Grants will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive Grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 1998 Equity Compensation Plan are not presently determinable. As of March 17, 1998, the last reported sales price of the Company's Common Stock as reported on the Nasdaq National Market was $6.50.

OTHER OPTIONS

     As of March 1, 1998, the Company had granted options to purchase a total of 3,040,325 shares of Common Stock pursuant to the 1990 Stock Option Plan and the 1992 Stock Option Plan, and options to purchase 735,395 shares of Common Stock, which were granted independent of these plans. Of these options, options to purchase an aggregate of 3,019,798 shares of Common Stock granted under these plans are outstanding (of which options to purchase 1,585,659 shares of Common Stock are vested). The weighted average exercise price of such outstanding stock options is $6.35. As of March 17, 1998, the last reported sales price of the Company's Common Stock, as reported on the Nasdaq National Market, was $6.50.

     The Magainin Pharmaceuticals Inc. 1992 Stock Option Plan has been amended to eliminate automatic grants to non-employee directors of the Company, and to permit such grants to be made instead on a discretionary basis; provided, however, that the board of directors shall approve all grants to members of the Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 1998 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                NUMBER OF SHARES         PERCENT OF
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)       CLASS(2)
                      ----------------                        ---------------------      ----------
Wellington Management Company, LLP..........................        2,999,930(3)            13.6%
  75 State Street
  Boston, MA 02109
Chancellor LGT Asset Management, Inc. ......................        1,544,800(4)             7.0%
  1166 Avenue of the Americas
  New York, NY 10036
Oracle Partners, L.P. ......................................        1,429,800(5)             6.5%
  135 East 57th Street, 30th Floor
  New York, NY 10022
FMR Corp. ..................................................        1,339,800(6)             6.1%
  82 Devonshire Street
  Boston, MA 01109
Jay Moorin..................................................          756,862(7)             3.3%
Michael A. Zasloff, M.D., Ph.D. ............................          504,570(8)             2.3%
Michael R. Dougherty........................................          152,000(9)               *
Roy C. Levitt, M.D. ........................................          110,625(10)              *
Thomas J. Bigger............................................           34,375(11)              *
Bernard Canavan, M.D. ......................................           19,750(12)              *
Zola P. Horovitz, Ph.D. ....................................           18,750(13)              *
Charles A. Sanders, M.D. ...................................            3,750(14)              *
Robert F. Shapiro...........................................           23,750(15)              *
James B. Wyngaarden, M.D. ..................................            4,250(16)              *
All current executive officers and directors as a group (10
  persons)..................................................        1,628,682(17)            6.9%

---------------
 *   Less than one percent.

 (1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options and warrants held by each individual or group to the extent such options and warrants are exercisable within sixty days of March 1, 1998.

 (2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of March 1, 1998 (22,105,130 shares) and all shares issuable upon the exercise of outstanding stock options and warrants held by such individual or group to the extent such options and warrants are exercisable within sixty days of March 1, 1998.

 (3) This information is presented in reliance on information disclosed in a
     Schedule 13G filed by Wellington Management Company, LLP ("Wellington") with the Commission reporting as of December 31, 1997. Of the shares reported, Wellington shared dispositive power with respect to all of such shares and shared voting power with respect to 1,481,300 shares.

 (4) This information is presented in reliance on information disclosed in a
     Schedule 13G filed by Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company as Investment Advisers for various fiduciary accounts and LGT Asset Management, Inc. as the holding company for Chancellor LGT Asset Management, Inc., with the Commission reporting as of December 31, 1997.

 (5) This information is presented in reliance on information disclosed in a
     Schedule 13G filed by Larry Feinberg, a general partner of Oracle Partners, L.P. ("Oracle"), with the Commission reporting as of March 4, 1998.

 (6) This information is presented in reliance on information disclosed in a
     Schedule 13G filed by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail
     P. Johnson with the Commission reporting as of December 31, 1997. Of the shares reported, FMR has sole voting power with respect to 88,900 shares, and sole dispositive power with respect to all of such shares.

 (7) Includes 756,362 shares of Common Stock issuable upon exercise of options. Includes 500 shares owned by Mr. Moorin's wife as to which shares Mr. Moorin disclaims beneficial ownership.

 (8) Includes 302,258 shares of Common Stock issuable upon exercise of options and 30,000 shares of Common Stock held by trusts for the benefit of certain members of Dr. Zasloff's family.

 (9) Represents 152,000 shares of Common Stock issuable upon exercise of options.

(10) Includes 97,500 shares of Common Stock issuable upon exercise of options, and 8,500 shares issuable to Dr. Levitt.

(11) Represents 34,375 shares of Common Stock issuable upon exercise of options.

(12) Includes 18,750 shares of Common Stock issuable upon exercise of options.

(13) Represents 18,750 shares of Common Stock issuable upon exercise of options.

(14) Represents 3,750 shares of Common Stock issuable upon exercise of options.

(15) Includes 3,750 shares of Common Stock issuable upon exercise of options. Includes 5,000 shares owned by Mr. Shapiro's wife, as to which shares Mr. Shapiro disclaims beneficial ownership.

(16) Includes 3,750 shares of Common Stock issuable upon exercise of options.

(17) See (7), (8), (9), (10), (11), (12), (13), (14), (5) and (16) above.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth for the years ended December 31, 1997, 1996 and 1995 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly paid executive officers of the Company as of December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                                 ---------------------
                                                 ANNUAL                 AWARDS
                                              COMPENSATION       ---------------------
                                           -------------------   SECURITIES UNDERLYING    ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS         OPTIONS/SARS        COMPENSATION
   ---------------------------      ----   --------   --------   ---------------------   ------------
Jay Moorin........................  1997   $294,053   $100,000           70,000            $     0
Chairman, President and             1996    266,500    125,000          105,000                  0
Chief Executive Officer             1995    246,016    115,000           45,000                  0

Michael A. Zasloff, M.D., Ph.D....  1997   $237,356   $ 67,000           40,000            $     0
Vice Chairman, Executive            1996    225,072     90,000           95,000                  0
Vice President                      1995    203,112     70,000           35,000                  0

Michael R. Dougherty..............  1997   $215,507   $ 66,000           50,000            $     0
Executive Vice President and        1996    197,380     77,000           90,000                  0
Chief Financial Officer             1995    175,928     70,000           30,000                  0

Roy C. Levitt, M.D................  1997   $230,098   $ 66,000           60,000            $     0
Executive Vice President(1)         1996    194,063     77,000           95,000             27,800(3)
                                    1995          0          0          150,000                  0

Thomas J. Bigger..................  1997   $214,200   $ 40,000           27,500            $     0
Senior Vice President(2)            1996    105,000     30,000          125,000             29,500(3)
                                    1995          0          0                0                  0

---------------
(1) Dr. Levitt joined the Company in January 1996.

(2) Mr. Bigger joined the Company in July 1996.

(3) Payments made for reimbursement of relocation expenses.

     The following table sets forth certain information regarding stock options granted during 1997 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS(1)
                             -----------------------------------------------   POTENTIAL REALIZABLE
                                          PERCENT OF                             VALUE AT ASSUMED
                             NUMBER OF      TOTAL                              ANNUAL RATES OF STOCK
                             SECURITIES    OPTIONS                              PRICE APPRECIATION
                             UNDERLYING   GRANTED TO                            FOR OPTION TERM(2)
                              OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION   ---------------------
           NAME               GRANTED      IN 1997      PRICE        DATE         5%          10%
           ----              ----------   ----------   --------   ----------   ---------   ---------
Jay Moorin.................    70,000         12%       $7.38      7/9/2007    $324,887    $823,327
Michael A. Zasloff, M.D.,
  Ph.D.....................    40,000          7%       $7.38      7/9/2007    $185,650    $470,473
Michael R. Dougherty.......    50,000          9%       $7.38      7/9/2007    $232,062    $588,091
Roy C. Levitt, M.D.........    60,000         10%       $7.38      7/9/2007    $278,475    $705,709
Thomas J. Bigger...........    12,500          2%       $8.25     2/12/2007    $ 64,855    $164,355
                               15,000          3%       $7.38      7/9/2007    $ 69,619    $176,427

---------------
(1) Options are non-qualified stock options to acquire shares of Common Stock with a stated term of ten years, vesting in four annual installments beginning one year after the date of grant. If a "change in control" (as defined in the 1992 Stock Option Plan) were to occur, these options would become immediately exercisable in full.

(2) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

     The following table sets forth certain information regarding stock option exercises during 1997 and the value of vested and unvested options for the persons named in the Summary Compensation Table as of December 31, 1997. Year-end values are based upon a price of $8.063 per share, which was the closing market price of a share of the Company's Common Stock on December 31, 1997.

                  AGGREGATED OPTION EXERCISES IN LAST YEAR AND
                             YEAR-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES                      DECEMBER 31, 1997             DECEMBER 31, 1997
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
          NAME              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------   -----------   -------------   -----------   -------------
Jay Moorin...............       0           $0        756,362        182,250      $4,127,105      $104,735
Michael A. Zasloff, M.D.,
  Ph.D. .................       0           $0        302,258         138,50      $1,423,983      $ 74,039
Michael R. Dougherty.....       0           $0        152,000        150,000      $  518,616      $113,090
Roy C. Levitt, M.D.......       0           $0         97,500        207,500      $        0      $ 41,280
Thomas J. Bigger.........       0           $0         31,250        121,250      $        0      $ 10,320

     The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

     In 1991, the Company entered into an employment agreement with Mr. Moorin, pursuant to which, among other things, Mr. Moorin was granted an option, which is currently exercisable in full, to acquire 595,612 shares of Common Stock at an exercise price of $2.00 per share. This option will remain exercisable through 2001, notwithstanding the earlier termination of Mr. Moorin's employment relationship with the Company.

     The Company has entered into an employment agreement with Dr. Zasloff pursuant to which, among other things, Dr. Zasloff will receive a $50,000 bonus upon approval by the U.S. Food and Drug Administration of the first product developed by the Company under his direction.

     In January 1996, the Company entered into an employment agreement with Dr. Levitt pursuant to which, among other things, Dr. Levitt will receive up to an additional 75,000 options in the event certain milestones are achieved in Dr. Levitt's area of research.

     In July 1996, the Company entered into an employment agreement with Mr. Bigger pursuant to which, as of December 31, 1997, Mr. Bigger is eligible to receive up to an additional 12,500 options in the event certain milestones are achieved relating to business development.

     The Company's executive officers are all entitled to receive six to twelve months' base salary in the event that their employment is terminated by the Company without "cause." In addition, in the event that Dr. Levitt is terminated prior to January 1, 2001 for reasons other than "cause", the Company will be obligated to pay royalties to Dr. Levitt with respect to certain intellectual property transferred by Dr. Levitt to the Company.

COMPENSATION OF DIRECTORS

     All non-employee directors receive an annual fee of $15,000 for their services to the Company as directors, and are reimbursed for expenses incurred in connection with attending meetings of the board of directors.

     The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     The Compensation Committee of the board of directors (the "Compensation Committee") believes that a well designed compensation program should align the goals of the stockholders with the goals of the executive, and that a significant portion of executive compensation, over the long-term, should be dependent upon the value created for the stockholders. However, the Compensation Committee recognizes that, in the short-term, the value of the Company will be affected by many factors, some transient in nature and beyond the control of the Company's executives. This is especially true in the biotechnology industry which is characterized by a large number of small companies, long product lead times, highly volatile stock process and few commercial products. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value for stockholders with components based upon the achievement of shorter-term strategic goals. These goals generally include the progress of research and drug development programs, adherence to budgets, strengthening of the Company's financial position and success in entering into appropriate business collaboration. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company. In light of the Company's need to develop its technology into viable products, progress toward achievement of research and development objectives is the most significant individual factor considered in determining compensation levels.

     The Company competes with both biotechnology companies and pharmaceutical companies in the hiring and retention of qualified personnel. Particularly as compared to the pharmaceutical industry, the cash compensation of the Company's executives is below those levels available to executives of similar background and experience. Likewise, the Company does not offer the type of retirement benefits often available at such other entities. The Company must therefore place greater emphasis on long-term compensation, principally including the grant of stock options.

     The Company's compensation program for executive officers is comprised of base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company's employees. The process utilized by the Compensation Committee in determining executive officer compensation levels for each of these components is based on Compensation Committee's subjective judgement, and the other factors noted herein.

COMPENSATION COMPONENTS

     Base Salary. Base salary levels for the Company's executive officers are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers the various items noted above, including competitive factors and industry trends, as well as performance within the Company, and changes in job responsibility. The Compensation Committee also reviews certain compensation information publicly available and gathered informally, including merit increase data and considers salary history at the Company. In 1997, Mr. Moorin's base salary was increased by 6.0% to $293,355 from $276,750.

     Performance Bonus Compensation. The Compensation Committee annually considers awards of cash bonuses to executives in order to provide a direct financial incentive to achieve Company and individual objectives, generally related to the goals described above. Specific objectives are determined yearly as part of the Company's annual operating plan and budget. The granting of any such bonus is totally discretionary and is determined based upon the Compensation Committee's evaluation of each executives' performance in attaining such corporate and individual goals and objectives.

     In determining to award cash bonuses to the Company's executives officers in 1997, the Compensation Committee noted the Company's achievement of several objectives and milestones, including:

     (i) The completion of a second pivotal trial of Cytolex(TM) for the treatment of infection in diabetic foot ulcers,

     (ii) The Company's strategic alliance with SmithKline Beecham for Cytolex(TM),

     (iii) The initiation of Phase I clinical studies of squalamine, and

     (iv) The maintenance of a strong financial position, including the completion of a $19.2 million public offering of the Company's Common Stock.

     Mr. Moorin was awarded a cash bonus of $100,000 in 1997 reflecting the successful achievement of the above-mentioned objectives. At the same time, this bonus award was less than that which was awarded to Mr. Moorin in the prior year, reflecting the fact that certain of the Company's 1997 objectives were not realized.

     With respect to base salary and performance bonus compensation, the Committee also reviews certain cash compensation survey materials and noted that Mr. Moorin's base salary and cash bonus places Mr. Moorin in approximately the second quartile level of compensation in the biopharmaceutical industry, a level the Committee considers appropriate. Some but not all of the companies in the compensation survey are included in the Index of Nasdaq Pharmaceutical Stocks in the Comparative Stock Performance Graph.

     Stock Option Grants. The 1992 Stock Option Plan is the Company's long-term equity incentive plan for executives officers and other selected employees. The objective of the 1992 Stock Option Plan is to align the long-term financial interests of the option holder with the financial interests of the Company's stockholders. Stock option exercise prices are set at prevailing market price at the time of grant, and stock options will only have value if the Company's stock price increases. The Company, as with all biopharmaceuticals companies, relies heavily upon its long-term equity incentive plan. Without such incentives, it would not be possible to attract and retain qualified managers or scientists. The Compensation Committee generally considers additional stock option grants on an annual basis as a means to continue to incentivise the Company's senior managers to work toward increasing stockholder value; however, the granting of any such options is totally discretionary.

     Options to purchase an aggregate of 272,500 shares of the Company's Common Stock were awarded in 1997 to the Company's executive officers, including a grant of 70,000 shares to Mr. Moorin. The exercise price of the options was the fair market value of the Company's Common Stock on the date of the grant. In awarding such options to Mr. Moorin, the Compensation Committee considered the various factors noted above, as well as the fact that the majority of Mr. Moorin's existing options are vested, and that additional awards will serve the purpose of continuing to incentivise Mr. Moorin to build value within the Company over an extended period. In determining the amount of the annual option award, in order to assess competitive factors, the Committee also analyzes data relating to option grants being awarded to executives of other biopharmaceutical companies.

     Payments during 1997 to the Company's executives under the various programs discussed above were made in accordance with the provisions of Section 162(m) of the Code which became effective on January 1, 1994. Section 162(m) limits the deduction that may be claimed by a public company for compensation paid to certain individuals to $1 million, except to the extent that any excess compensation is performance-based compensation. In accordance with current regulations, the amounts realized upon the exercise of stock options under the 1992 Stock Option Plan will qualify as performance-based compensation.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Bernard Canavan, M.D.
Charles A. Sanders, M.D.

February 11, 1998

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Dr. Canavan and Dr. Sanders. There are currently no compensation committee interlocks with any other companies or insider participation on the Compensation Committee.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index"), and (ii) the Index of Nasdaq Pharmaceutical Stocks (the "Pharmaceutical Index"), assuming an investment of $100 on December 31, 1992 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the Pharmaceutical Index, and further assuming reinvestment of dividends. The graph commences as of December 31, 1992.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

 AMONG MAGAININ PHARMACEUTICALS INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                        THE NASDAQ PHARMACEUTICAL INDEX

                                        MAGAININ
        MEASUREMENT PERIOD           PHARMACEUTICALS      NASDAQ STOCK           NASDAQ
      (FISCAL YEAR COVERED)               INC.              MARKET-US        PHARMACEUTICAL
DEC-92                                     100                 100                 100
DEC-93                                     157                 115                  89
DEC-94                                      31                 112                  67
DEC-95                                     150                 159                 123
DEC-96                                     110                 195                 123
DEC-97                                      92                 240                 127

* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

     Richard A. Eisner & Company, L.L.P. has served as the Company's independent accountants since the Company's inception in June 1987. The Company has requested that a representative of Richard A. Eisner & Company, L.L.P. attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

                                 OTHER MATTERS

     The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                             SECTION 16(a) REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1997 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company no later than November 30, 1998. Proposals should be directed to the attention of the Secretary of the Company.

                                          By Order of the Board of Directors,

                                          MICHAEL R. DOUGHERTY
                                          Secretary

March 27, 1998

                                                                       EXHIBIT A

                         MAGAININ PHARMACEUTICALS INC.
                         1998 EQUITY COMPENSATION PLAN

     The purpose of the Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of Magainin Pharmaceuticals Inc. (the "Company") and its subsidiaries, (ii) non-employee members of the board of directors of the Company (the "Board"), and (iii) consultants and advisors who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options or restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. For purposes of the Plan, the term subsidiary shall refer to any company (whether a corporation, partnership, joint venture or other entity) in which the Company owns, directly or indirectly, a majority of the shares of capital stock or other equity interest.

1. ADMINISTRATION

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and non-employee directors as defined under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the Exchange Act). Notwithstanding the foregoing, the Board of Directors may ratify or approve (and, in the case of Grants to the members of the Committee, shall approve) Grants, in which case references to the Committee shall be deemed to include the Board of Directors.

     (b) Committee Authority.  The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. GRANTS

     Awards under the Plan may consist of grants of stock options as described in Section 5 ("Options") or restricted stock as described in Section 6 ("Restricted Stock") or a combination of both (hereinafter individually or collectively referred to as ("Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3. SHARES SUBJECT TO THE PLAN

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 1,500,000 shares. The maximum number of shares of Company Stock that may be issued or transferred as Restricted Stock shall not exceed twenty-five percent (25%) of the aggregate number of shares of Company Stock that may be issued or transferred under the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 250,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. Notwithstanding anything in the Plan to the contrary, the Committee shall not amend any Grant Instrument to decrease the Exercise Price of an Option below the Fair Market Value of the Option as of the date on which such Option was granted, and the Committee shall not exchange or substitute any Option for an Option at an Exercise Price that is below the Fair Market Value of the exchanged or substituted Option as of the date on which the exchanged or substituted Option was granted.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in a year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4. ELIGIBILITY FOR PARTICIPATION

     (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform valuable services to the Company or any of its subsidiaries ("Consultants") shall be eligible to participate in the Plan if the Consultants render bona fide services and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

     (b) Selection of Grantees. The Committee shall select the Employees, Consultants, and Non-Employee Directors to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Consultants, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

5. OPTION GRANTS

     (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of Options to any Employee, Consultant, or Non-Employee Director.

     (b) Type of Option and Price.

          (i) The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or Options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of such Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" of the Company (within the meaning of sections 424(e) and 424(f) of the Code, respectively), unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

          (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (1) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (2) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment or Service.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Consultant, or Non-Employee Director. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within such time period after the date on which the Grantee ceases to be employed by, or provide service to, the Company as determined by the Committee, but in any event no later than the date of expiration of the Option term (Post-Termination Exercise Period). The Committee may specify the Post-Termination Exercise Period applicable to a Grantee in the Grant Instrument or at any time thereafter; provided, however, that the Post-Termination Exercise Period shall extend for at least 30 days after the date on which the Grantee is notified of the Post-Termination Exercise Period. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

          (ii) Notwithstanding the foregoing, in the event the Grantee ceases to be employed by, or provide service to, the Company on account of termination for Cause (as hereinafter defined) by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (iii) For purposes of this Section 5(e) and Section 6,

             (A) The term "Company" shall refer to the Company and its subsidiaries.

             (B) Employed by, or provide service to, the Company shall mean employment or service as an Employee, Consultant or Non-Employee Director (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Consultant and/or a Non-Employee Director), unless the Committee determines otherwise.

             (C) Cause shall mean (i) the Grantee's willful misconduct with respect to the business and affairs of the Company or any subsidiary or affiliate thereof; (ii) the Grantee's gross neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company or any subsidiary or affiliate thereof; (iii) the Grantee's commission of an act involving embezzlement or fraud or conviction for any felony; or the (iv) the Grantee's breach of an employment or consulting agreement with the Company or any subsidiary or affiliate thereof.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with payment of the Exercise Price. The Grantee shall pay the Exercise Price specified in the Grant Instrument (1) in cash, (2) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (3) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or subsidiary, exceeds $100,000, then such Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent corporation or a subsidiary corporation (within the meaning of sections 424(e) and 424(f) of the Code, respectively).

6. RESTRICTED STOCK GRANTS

     The Committee may issue or transfer shares of Company Stock to any Employee, Consultant, or Non-Employee Director under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

          (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 9(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to receive a stock certificate or certificates, or have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions, as applicable, when all restrictions on such shares have lapsed. The Committee, in its sole discretion, may determine that the Company will not issue certificates for shares of Restricted Stock, or that the Company retain possession of certificates for any shares issued pursuant to a Restricted Stock Grant, until all restrictions on such shares have lapsed.

          (e) Right to Vote and to Receive Cash Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote any shares of Restricted Stock which have been issued or transferred to the Grantee on the stock transfer records of the Company and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

          (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.

7. QUALIFIED PERFORMANCE-BASED COMPENSATION

     (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Stock granted to an Employee shall be considered qualified performance-based compensation under section 162(m) of the Code. The provisions of this Section 7 shall apply to Grants of Restricted Stock that are to be considered qualified performance-based compensation under section 162(m) of the Code.

     (b) Performance Period and Performance Goals. When shares of Restricted Stock that are to be considered qualified performance-based compensation are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse (Performance Goals), (ii) the Performance Period during which the Performance Goals must be met (Performance Period), (iii) the threshold, target and maximum amounts that may be paid if the Performance Goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The Performance Goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable Performance Goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or goals relating to product development objectives.

     (c) Establishment of Performance Goals. The Committee shall establish the Performance Goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The Performance Goals shall satisfy the requirements for qualified performance-based compensation, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Goals.

     (d) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the Performance Goals have been met, the grants of Restricted Stock for the Performance Period shall not vest.

8. WITHHOLDING OF TAXES

     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from the amount payable under a Grant or from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock by having shares withheld up to an amount that does not exceed the applicable withholding tax for federal (including FICA), state and local tax liabilities. The election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

9. TRANSFERABILITY OF GRANTS

     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantees lifetime. The Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10. CHANGE OF CONTROL OF THE COMPANY

     As used herein, a "Change of Control" shall mean the occurrence of any of the following:

          (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company;

          (b) During any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Company in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period;

          (c) The shareholders of the Company approve an agreement providing for
     (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company; or

          (d) Any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then-outstanding securities of the Company.

11. CONSEQUENCES OF A CHANGE OF CONTROL

     (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse.

     (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

12. REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

13. AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under section 19(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. FUNDING OF THE PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. RIGHTS OF PARTICIPANTS

     Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16. NO FRACTIONAL SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. EFFECTIVE DATE OF THE PLAN

     Subject to the approval of the Company's shareholders, this Plan shall be effective on February 11, 1998.

19. MISCELLANEOUS

     (a) Grants in Connection with Corporate Transactions and Otherwise.
Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable grants under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) No Shareholder Rights. Except as otherwise provided by the Committee, a Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

PROXY                    MAGAININ PHARMACEUTICALS INC.                     PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jay Moorin and Michael R. Dougherty, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Magainin Pharmaceuticals Inc. to be held on May 13, 1998, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the March 27, 1998 Proxy Statement.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND FOR
                                  PROPOSAL 2.

1. Election of the following nominees as directors: Jay Moorin, Michael A. Zasloff, M.D., Ph.D., Bernard Canavan, M.D., Michael R. Dougherty, Zola P. Horovitz, Ph.D., Roy C. Levitt, M.D., Charles A. Sanders, M.D., Robert F. Shapiro and James B. Wyngaarden, M.D.

   FOR ALL NOMINEES    WITHHOLD FOR ALL NOMINEES    Withhold for the following only: (Write the names of the
         [ ]                      [ ]               nominee(s) in the space below)

                                                    ------------------------------------------------------------

2. Approval of the adoption of the Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan.

  FOR  [ ]                  AGAINST  [ ]                  ABSTAIN  [ ]

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

3. To vote on such other matters that may properly come before the meeting.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING,
       PROXY STATEMENT AND ANNUAL REPORT OF MAGAININ PHARMACEUTICALS INC.

                                                     (Signature should be
                                                     exactly as name or names
                                                     appear on this proxy. If
                                                     stock is held jointly, each
                                                     holder should sign. If
                                                     signing is by attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title.)

                                                     Dated ---------------, 1998

                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                      Signature if held jointly

                                   I plan to attend the meeting: Yes [ ]  No [ ]

   THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE ABOVE MATTERS UNLESS
                              OTHERWISE INDICATED,
   AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT
                              BEFORE THE MEETING.